Exhibit 99.1

                               LIZ CLAIBORNE, INC.

                                  1441 Broadway
                               New York, NY 10018

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T


March 22, 2002

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Arthur Andersen LLP ("AA")

The purpose of this letter is to address the requirements of the Securities and Exchange Commission ("SEC") with respect to issuers that include accountant's reports from AA issued after March 14, 2002 in filings with the SEC.

In connection with the audit of the consolidated financial statements of Liz Claiborne, Inc. and subsidiaries (the "Company") as of December 29, 2001 and for the year then ended, AA has issued a report to the shareholders and directors of the Company dated February 19, 2002 (the "Report"). The Report is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001.

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, the Company has received the following written representations from AA:

"We have audited the consolidated financial statements of Liz Claiborne, Inc. and subsidiaries as of December 29, 2001 and for the year then ended and have issued our report thereon dated February 19, 2002. We represent that this audit was subject to our quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit, availability of national office consultation, and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the audit."


                               LIZ CLAIBORNE, INC.



                               By:      /s/ Michael Scarpa
                                        ----------------------------------------
                                        Michael Scarpa
                                        Vice President and Chief Financial
                                        Officer